EXHIBIT 10.2
                                                                  EXECUTION COPY




                           EARLY LOAN PAYOFF AGREEMENT


         This EARLY LOAN PAYOFF AGREEMENT (this "AGREEMENT"), dated effective as of July 18, 2008, is made by and among Integrated Healthcare Holdings, Inc., a Nevada corporation (the "COMPANY"), WMC-SA, Inc., a California corporation ("WMC-SA"), WMC-A, Inc., a California corporation ("WMC-A"), Chapman Medical Center, Inc., a California corporation ("CHAPMAN"), Coastal Communities Hospital, Inc., a California corporation ("COASTAL"), Medical Provider Financial Corporation I, a Nevada corporation ("MPFC I"), Medical Provider Financial Corporation II, a Nevada corporation ("MPFC II"), Medical Provider Financial Corporation III, a Nevada corporation ("MPFC III") and Healthcare Financial Management & Acquisitions, Inc., a Nevada corporation ("HFMA").

         WHEREAS, Borrowers have advised Lenders that Borrowers desire to pay in full, prior to the scheduled Maturity Date of October 8, 2010, all amounts due and owing under the $10.7 Million Credit Agreement (the "EARLY PAYOFF"). In consideration for said Early Payoff, Borrowers have requested that Lenders agree to grant Borrowers the right and option to extend the Maturity Dates under the $80 Million Credit Agreement and the $50 Million Credit Agreement for one additional year, and that HFMA agree to amend the 4.95% Warrant and the 31.09% Warrant in the manner set forth herein.

         WHEREAS, Lenders and HFMA have agreed to Borrowers' request, on the terms and conditions set forth below.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "4.95% WARRANT" means a warrant dated October 9, 2007 issued to HFMA by the Company to purchase a minimum of 16,880,484 shares of common stock (subject to certain adjustments described in the warrant) of the Company.

                  "31.09% WARRANT" means a warrant dated December 12, 2005 issued to HFMA by the Company to purchase a minimum of 26,097,561 shares of common stock (subject to certain adjustments described in the warrant) of the Company, as amended by amendment no. 1 dated effective as of April 26, 2006 and amendment no. 2 dated effective as October 9, 2007.

                  "$10.7 MILLION CREDIT AGREEMENT" means the Credit Agreement dated effective October 9, 2007 among the Company and the other Borrowers, as borrowers; the Credit Parties, as credit parties; West Coast and OC-PIN as guarantors; and MPFC III as lender, and related documents.

                   "$10.7 MILLION NOTE" means the $10,700,000 Convertible Term Note dated October 9, 2007, executed by the Company and the other Borrowers, jointly and severally as maker, payable to the order of MPFC III or its successors, nominees or assigns, as holder.

                  "$50 MILLION CREDIT AGREEMENT" means the $50,000,000 Revolving Credit Agreement, dated October 9, 2007, and related documents among the Company, the other Borrowers, MPFC I, and the Credit Parties.

                  "$80 MILLION CREDIT AGREEMENT" means the $80,000,000 Credit Agreement and related documents, dated October 9, 2007, among the Company, the other Subsidiary Borrowers, MPFC II, and the Credit Parties.

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act of 1933, as amended.

                  "BORROWERS" means, collectively, the Company, WMC-SA, WMC-A, Chapman and Coastal.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

                  "FIRST CLOSING DATE" means July 18, 2008, or such other date as all of the parties and Kali P. Chaudhuri, M.D., an individual ("DR. CHAUDHURI") may agree.

                  "CREDIT PARTIES" means Pacific Coast Holdings Investment, LLC, a California limited liability company, West Coast, Ganesha Realty, LLC, a California limited liability company, and OC-PIN.

                  "GUARANTORS" means West Coast and OC-PIN.

                  "LENDERS" mean MPFC I, MPFC II and MPFC III.

                  "OC-PIN" means Orange County Physicians Investment Network, LLC, a Nevada limited liability company.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "SECOND CLOSING DATE" means the date on which Dr. Chaudhuri purchases Shares (as defined in the Securities Purchase Agreement) from the Company pursuant to the Securities Purchase Agreement, or such other date as all of the parties hereto and Dr. Chaudhuri may agree.

                  "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated effective as of July 18, 2008, among the Company, Dr. Chaudhuri, and William E. Thomas, an individual ("MR. THOMAS").

                  "WEST COAST" means West Coast Holdings, LLC, a California limited liability company.

                                  ARTICLE II.
                  EARLY PAYOFF; OPTION TO EXTEND MATURITY DATES

         2.1      EARLY PAYOFF OF $10.7 MILLION CREDIT AGREEMENT.

                  (a) On the First Closing Date, the Company shall pay or cause to be paid $3,731,731.95 (the "FIRST PAYOFF AMOUNT") to MPFC III, in immediately available funds, which First Payoff Amount shall be applied towards then outstanding principal, accrued and unpaid interest, and other payment obligations then due and owing under the $10.7 Million Credit Agreement and $10.7 Million Note. MPFC III confirms that the rate of interest applicable to the $10.7 Million Note as of the First Closing Date is the Interest Rate defined in the $10.7 Million Credit Agreement.

                  (b) On the Second Closing Date, the Company shall pay or cause to be paid to MPFC III, in immediately available funds, all then outstanding principal, accrued and unpaid interest, and other payment obligations then due and owing under the $10.7 Million Credit Agreement and $10.7 Million Note (the "SECOND PAYOFF AMOUNT").

                  (c) Upon the payment in full of all (100%) of the principal, interest and other obligations due and owing under the $10.7 Million Credit Agreement and $10.7 Million Note as set forth in Section 2.1(a) and 2.1(b) above (the "FULL PAYOFF"), (i) all of the $10.7 Million Loan Documents (defined in the $10.7 Million Credit Agreement) shall, without any further action by any party, terminate and be of no further force or effect, except with respect to rights and obligations such as those under the Environmental Indemnity Agreement ($10.7 Million Credit Agreement) dated as of October 9, 2007 by and among the Company, MPFC III and the other parties named therein which by their terms survive repayment of the obligations referenced in Section 2.1(a) and 2.1(b) above, and
(ii) MPFC III shall promptly execute and cause the publication, filing and/or recording, as appropriate, including in the official records of the appropriate authorities (the "OFFICIAL RECORDS"), of all notices, documents and instruments to evidence the termination and reconveyance of the liens and security interests made in favor of MPFC III and its affiliates under the $10.7 Million Credit Agreement and the $10.7 Million Note (the "TERMINATION DOCUMENTS"). No later than thirty (30) calendar days after the Full Payoff, MPFC III shall deliver to the Company conformed copies of the Termination Documents recorded in the Official Records and originals of all other Termination Documents. Promptly following the Full Payoff, (i) MPFC III agrees to take such further actions and to execute and deliver such other documents as the Company may reasonably request evidencing the terminations and releases provided for herein, and (ii) the Company shall be authorized by MPFC III to record any Uniform Commercial Code termination statements included within the definition of Termination Documents set forth above without further action by MPFC III.

2.2 OPTION TO EXTEND MATURITY DATES UNDER $80 MILLION CREDIT AGREEMENT AND $50 MILLION CREDIT AGREEMENT; AMENDMENT OF 4.95% WARRANT AND 31.09% WARRANT.

                  (a) On condition that payment of the First Payoff Amount has been made pursuant to Section 2.1(a) hereof, and in consideration for and upon payment to MPFC III of the Second Payoff Amount as set forth in Section 2.1(b) hereof, MPFC I and MPFC II hereby grant to Borrowers the right and option to extend the Maturity Dates ("OPTION TO EXTEND") under each of the $80 Million Credit Agreement and the $50 Million Credit Agreement, from October 8, 2010 to October 8, 2011 ("EXTENDED MATURITY DATE"). Borrowers may exercise one or both Options to Extend, if at all, by delivery of unequivocal written notice thereof ("NOTICE OF EXERCISE") to MPFC I and/or MPFC II, as applicable, not later than July 8, 2010 ("EXERCISE DATE"). The Notice of Exercise must be accompanied by the written agreement and consent of all Persons (other than Lenders, HFMA and their respective affiliates) named in the $80 Million Credit Agreement and the $50 Million Credit Agreement (e.g., Credit Parties, Guarantors, etc.), if any, whose consent and agreement is necessary or required in order for Borrowers to exercise the Option to Extend. If Borrowers fail to timely exercise the Option to Extend as to one or both Credit Agreements, then the Option to Extend which was not timely exercised shall terminate, expire and have no further force or effect.

                  (b) In consideration for and upon payment to MPFC III of the First Payoff Amount as set forth in Section 2.1(a) hereof, HFMA and the Company agree to amend, effective as of the First Closing Date, the 4.95% Warrant and 31.09% Warrant (i) as set forth in the Amendment No. 1 to Common Stock Warrant (4.95% Warrant) attached hereto as EXHIBIT A and incorporated herein by reference and (ii) as set forth in the Amendment No. 3 to Common Stock
Warrant (31.09% Warrant) attached hereto as EXHIBIT B and incorporated herein by reference.

         2.3      RELEASE, WAIVER AND COVENANT NOT TO SUE.

                  (a) Effective, as applicable, upon (i) the date all amounts due and owing by Borrowers to MPFC II under the $80 Million Credit Agreement have been paid in full and satisfied, or (ii) the date all amounts due and owing by Borrowers to MPFC I under the $50 Million Credit Agreement have all been paid in full and satisfied (each said date, the "EFFECTIVE DATE" as it relates to the $80 Million Credit Agreement or the $50 Million Credit Agreement, as applicable), each Borrower (collectively the "RELEASING PARTIES") fully, forever and irrevocably release, waive and relinquish any claim or cause of action (collectively, "LENDER LIABILITY CLAIMS") that the Releasing Parties now have or in the future may have against MPFC I, MPFC II or MPFC III, or against any related or affiliated entity or person, or their respective officers, directors, shareholders, members, managers, employees, agents, representatives, successors and assigns (collectively the "RELEASED PARTIES") that, at any time prior to the Effective Date: (i) any of the Released Parties committed a breach or default under the (x) $10.7 Million Credit Agreement and/or (y) the $80 Million Credit Agreement, provided that all amounts due and owing by Borrowers to MPFC II under the $80 Million Credit Agreement have been paid in full and satisfied, and/or
(z) the $50 Million Credit Agreement, provided that all amounts due and owing by Borrowers to MPFC I under the $50 Million Credit Agreement have all been paid in full and satisfied (Sections 2.3(a)(i)(x) through (z) are collectively referred to in this Section 2.3(a) as the "DISCHARGED CREDIT AGREEMENTS"); or (ii) any of the Released Parties conspired with the executive officers, representatives or agents of the Company to deprive OC-PIN of its stock ownership in the Company or otherwise inflicted any actionable damage on OC-PIN; or (iii) any of the

Released Parties committed an act not permitted by any or all of the Discharged Credit Agreements or by applicable law; or (iv) any of the Released Parties omitted to take an action required by any or all of the Discharged Credit Agreements or under applicable law; or (v) any or all of the Discharged Credit Agreements or this Agreement is/are invalid or unenforceable in whole or in part for any reason; or (vi) any of the Released Parties suggested, implied, induced, cajoled or required that the Company include any terms or conditions in any agreements between the Company and OC-PIN in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (vii) any of the Released Parties suggested, implied, induced, cajoled or required that the Company not include any terms or conditions in any agreements between the Company and OC-PIN in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (viii) any of the Released Parties improperly interfered with, or improperly exercised control, or exercised excessive control, over any of the Borrowers in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (ix) any of the Released Parties breached in any way any alleged duty of good faith or fair dealing, any alleged fiduciary duty, or any alleged duty of commercial reasonableness, or any quasi-duty, or any implied duty in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers or Credit Parties or Guarantors; or (x) any of the Released Parties committed any unlawful, unfair or fraudulent business act or practice in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xi) any of the Released Parties engaged in any unfair, deceptive, untrue or misleading advertising in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xii) any of the Released Parties committed any act prohibited by California Business and Professions Code Section 17500 in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xiii) any of the Released Parties engaged in predatory lending practices in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xiv) any of the Released Parties engaged in or committed any act or omission which constitutes fraud, duress, negligence, conversion, defamation or infliction of emotional distress in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xv) any of the Released Parties interfered with the Company's prospective business advantage in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xvi) any of the Released Parties interfered with the Company's contractual relations in connection with any or all of the Discharged Credit Agreements or with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xvii) any of the Released Parties acted or failed to act in a manner which directly or indirectly caused or contributed to the business decline, lost profits or other detrimental effects with respect to any of the Borrowers, or Credit Parties or Guarantors; or (xviii) any of the Released Parties acted or failed to act in a manner which directly or indirectly caused or contributed to any of the Borrowers continuing in business while insolvent or otherwise delaying any filing of bankruptcy or similar proceedings; or (xix) any of the Released Parties utilized threats, coercion, undue influence or other methods of causing the Releasing Parties to voluntarily or involuntarily agree to the releases, waivers, and covenants not to sue set forth herein; or (xx) any of the Released Parties was party to or acted or failed to act in a manner which directly or indirectly gave rise to a principal-agent relationship with any of the Releasing Parties. The foregoing releases and waivers are permanent and shall survive the expiration or termination of this Agreement.

                  (b) Each of the Releasing Parties hereby promises, covenants and agrees not to sue any of the Released Parties, and not to bring any legal action or proceeding of any kind against any of the Released Parties, in any court or administrative proceeding, in any venue, which legal action or proceeding violates any covenant, condition, representation or warranty made by the Releasing Parties in this Agreement, or directly or indirectly seeks to (a) impose or bring any Lender Liability Claims on or against any of the Released Parties based on acts or omissions which occurred prior to the Effective Date, or (b) obtain or impose on any of the Released Parties any temporary restraining order, preliminary injunction, permanent injunction, or any other equitable, provisional or injunctive relief based on acts or omissions which occurred prior to the Effective Date. The foregoing covenants not to sue are permanent and shall survive the expiration or termination of this Agreement.

                                  ARTICLE III.
                                  MISCELLANEOUS

         3.1 FEES AND EXPENSES. Each party shall pay their own respective fees and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the transaction contemplated in this Agreement.

         3.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         3.3 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt or three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
SECTION 3.3); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below, or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The address for such notices and communications shall be as follows:

         If to Borrowers:          Integrated Healthcare Holdings, Inc.
                                   1301 N. Tustin Ave.
                                   Santa Ana, CA  92705
                                   Attn: Chief Executive Officer
                                   Facsimile: (714) 953-2595

         With a copy to:           Reed Smith LLP
                                   355 South Grand Ave., Suite 2900
                                   Los Angeles, CA 90071
                                   Attn.: Allen Z. Sussman, Esq.
                                   Facsimile: (213) 457-8080

         If to Lenders
         or HFMA: Medical Provider Financial Corporation III 2100 South State College Blvd.
                                   Anaheim, CA 92806
                                   Attn:  Sidney Field, CEO, or
                                   Joseph J. Lampariello, President and COO, or
                                   Adam Field, Sr. Vice President Development
                                   Facsimile: (714) 935-3114

         With a copy to:           Sedgwick, Detert, Moran & Arnold LLP
                                   One Market Plaza, Steuart Tower, 8th Floor
                                   San Francisco, CA 94105
                                   Attn:  Gary C. Sheppard, Esq.
                                   Facsimile: (415) 781-2635

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         3.4 AMENDMENTS; WAIVERS; NO ADDITIONAL CONSIDERATION. No provision of this Agreement may be waived or amended except in a written instrument signed by each of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         3.5 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the transaction documents in connection herewith.

         3.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         3.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Dr. Chaudhuri with respect to the definitions of First Closing Date and Second Closing Date only.

         3.8 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and each of the Credit Agreements and the obligations shall be governed by, and construed and enforced in accordance with, the laws of the state of Nevada applicable to contracts made and performed in that state and any applicable laws of the United States of America. Lenders and Borrowers each hereby consent and agree that the state or federal courts located in the state of Nevada, Clark County, City of Las Vegas, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among Borrowers and Lenders pertaining to this Agreement or any of the Credit Agreements or to any matter arising out of or relating to this Agreement or any of the Credit Agreements; provided, that Lenders and Borrowers each acknowledge that any appeals from those courts may have to be heard by a court located outside of Clark County, Nevada; provided further, that nothing in this Agreement shall be deemed or operate to preclude Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of Lenders. Each of the Borrowers and Lenders expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and each of the Borrowers and Lenders hereby waive any objection that any such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court. Each of the Borrowers and Lenders hereby agree that service of such summons, complaints and other process may be made at the addresses set forth below their signatures on this Agreement.

         3.9 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other form of electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

         3.10 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         3.11 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereunder will be entitled to specific performance of this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         3.12     ATTORNEYS' FEES; INDEMNIFICATION.

                  (a) ATTORNEYS' FEES. If any action or proceeding is brought by any party against any other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and statutory and non-statutory costs incurred in connection with the prosecution or defense of such action. The foregoing includes, without limitation, attorneys' fees and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, expert or other witness fees, copy and facsimile and telephone charges, courier and messenger charges, court costs, fees of charges of any arbitrator or mediator or arbitration or mediator service, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. 101 et seq., or any successor statutes. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall also include the fees and expenses of counsel to the parties hereto, which may include the allocable costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fee billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

                  (b) INDEMNIFICATION. Should any Lender, as a result of its relationship with any Borrower, be made a party to any litigation instituted by any Borrower against a Person other than a Lender, or should any litigation be instituted against any Borrower by any Person other than a Lender, each of the Borrowers shall jointly and severally indemnify, defend, protect and hold harmless each of the Lenders from any and all loss, cost, liability, damage or expense incurred by any Lender, including attorneys' fees and costs, in connection with the litigation.

                  3.13 TIME OF THE ESSENCE. Time is of the essence in the performance of each and every term, condition and covenant of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Early Loan Payoff Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



    INTEGRATED HEALTHCARE                                     WMC-A, INC., a California corporation
    HOLDINGS, INC., a Nevada corporation


    By:/s/ Bruce Mogel                                          By:/s/ Bruce Mogel
       ------------------------------------                        -----------------------------------
    Bruce Mogel, President and CEO                              Bruce Mogel, President and CEO


    WMC-SA, INC., a California corporation                      CHAPMAN MEDICAL CENTER, INC.,
                                                                a California corporation

    By:/s/ Bruce Mogel                                          By:/s/ Bruce Mogel
       ------------------------------------                        -----------------------------------
    Bruce Mogel, President and CEO                              Bruce Mogel, President and CEO


    COASTAL COMMUNITIES HOSPITAL, INC., a California            MEDICAL PROVIDER FINANCIAL CORPORATION I, a Nevada
    corporation                                                 corporation


    By:/s/ Bruce Mogel                                          By:/s/ Joseph J. Lampariello
       -----------------------------------------                   -------------------------------------
    Bruce Mogel, President and CEO                              Joseph J. Lampariello, President and COO


    MEDICAL PROVIDER FINANCIAL CORPORATION II, a Nevada         MEDICAL PROVIDER FINANCIAL CORPORATION III, a Nevada
    corporation                                                 corporation


    By:/s/ Joseph J. Lampariello                                By:/s/ Joseph J. Lampariello
       -------------------------                                   -------------------------
    Joseph J. Lampariello, President and COO                    Joseph J. Lampariello, President and COO


  HEALTHCARE FINANCIAL
  MANAGEMENT & ACQUISITIONS, INC.

  By:/s/ Joseph J. Lampariello
     ----------------------------------------
     Joseph J. Lampariello, President and COO